Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-199240 on Form S-1, in Post-Effective Amendment No. 1 to Registration Statement Nos. 333-88648, 333-114754, and 333-143378 on Form S-8 and in Registration Statement Nos. 333-205108 and 333-192397 on Form S-8, of our report dated October 28, 2015, relating to the consolidated financial statements of Pure Bioscience, Inc. appearing in this Annual Report on Form 10-K for the year ended July 31, 2015.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

October 28, 2015